Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-292892 and 333-293196), Form S-1 (Nos. 333-288790 and 333-284076), and Form S-8 (No. 333-284961) of New Era Energy & Digital, Inc. of our report dated March 11, 2026 relating to the consolidated financial statements, as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, which appears in this Form 10-K.

/s/ WEAVER AND TIDWELL, L.L.P.

Denver, Colorado

March 12, 2026